UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/13/2016

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway

Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303)792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously disclosed, effective beginning with the second quarter of 2016 Innospec Inc. (Innospec) will change its reporting segments to reflect the development of its management structure and strategy.

The new reporting structure will be:

•	Fuel Specialities, including the Polymers business previously reported in Performance Chemicals and excluding the Oilfield Services business

•	Performance Chemicals, excluding the Polymers business

•	Oilfield Services, which was previously reported within Fuel Specialties

•	Octane Additives (no change)

Innospec is furnishing this Current Report on Form 8-K to provide investors with certain supplemental information reflecting how its historical segment information will be retrospectively recast to reflect the new organizational structure.

Attached in Exhibit 99.1 to this Current Report on From 8-K are unaudited financial statement schedules of the operating results, by reportable segment for the first quarter of 2016, the four quarters of 2015, full year 2015, the four quarters 2014 and the full year 2014 reflecting the new organizational structure.

The changes in the operating segment structure discussed above, as reflected in the information included in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, affect only the manner in which the results for the prior segments were previously reported. Innospec’s change in segment reporting presentation does not revise any consolidated totals in previously reported consolidated financial statements for any period. Beginning with the second quarter of 2016, Innospec’s financial statements will reflect the realignment of its reportable segments with prior periods adjusted accordingly.

The information in this item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

A copy of Innospec’s unaudited financial statement schedules of the operating results, by reportable segment, is attached to this report on Form 8-K as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

By:	/s/ David E. Williams
Name:	David E. Williams
Title:	VP, General Counsel and CCO

Date: May 13, 2016

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